CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis New York Venture Fund, Inc. and to the inclusion of our report dated August 29, 1996 to the Shareholders and Board of Directors of Davis New York Venture Fund, Inc.



                                              /s/ Tait, Weller & Baker
                                              TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
September 26, 1996